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                                                                    EXHIBIT 99.1

        P

        R

        O               PRELIMINARY PROXY MATERIAL - SUBJECT TO COMPLETION

        X

        Y                            INPRISE CORPORATION

                  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                OF INPRISE CORPORATION FOR THE

                 SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON ___________, 2000



         The undersigned stockholder of Inprise Corporation ("Inprise") hereby appoints JoAnne M. Butler and Frederick A. Ball, and each or any of them, attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of Common Stock of Inprise held of record by the undersigned on ________, 2000, at the Special Meeting of the Stockholders of Inprise to be held on ___________, 2000, at _______, local time, at ___________________________, and at any adjournments or postponements thereof (the "Special Meeting"), with all the powers the undersigned would possess if personally present at the Special Meeting.
================================================================================


                 (Continued and to be signed on reverse side)


                                                           [SEE REVERSE]
                                                           [    SIDE   ]
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[X]Please mark your       THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED
   vote as this           IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS
   example                MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL (1)
                          BELOW.


(1)  Proposal to approve and adopt            The undersigned hereby
     the Merger Agreement, dated as           acknowledges receipt of the Notice
     of February 6, 2000, by and among        of Special Meeting of Stockholders
     Inprise Corporation, Corel               and the accompanying Joint Proxy
     Corporation and Carleton                 Statement/Prospectus relating to
     Acquisition Co., a Delaware              the Special Meeting. This proxy
     corporation and a wholly-owned           revokes all prior proxies given
     subsidiary of Corel Corporation.         by the undersigned with respect
                                              to the matters covered hereby.
   FOR [ ] AGAINST [ ] ABSTAIN [ ]

     The proxies are hereby authorized
     to vote in their discretion upon
     such other matters as may
     properly come before the Special
     Meeting.

================================================================================

SIGNATURE(S)_______________________________________________DATED________,2000

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian please give your full title.

If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign the partnership name by authorized person(s).
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              PRELIMINARY PROXY MATERIAL - SUBJECT TO COMPLETION

Instructions for Voting Your Proxy

Inprise Corporation is now offering stockholders of record three alternative ways of voting their proxies:

 . By Telephone (using your touch-tone telephone)

 . Through the Internet (using a browser)

 . By Mail (traditional method)

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had returned your proxy. We encourage you to use these cost effective and convenient ways of voting, 24 hours a day, 7 days a week.

----------------
TELEPHONE VOTING    Available only until 5:00 p.m., Pacific time [date which is
----------------    1 day prior to the meeting], 2000

 . This method of voting is available for residents of the U.S. and Canada

 . On a touch tone telephone, call TOLL FREE [insert telephone number], 24 hours a day, 7 days a week

 . You will be asked to enter ONLY the Control Number shown below

 . Have your proxy card ready, then follow these instructions:
================================================================================

OPTION 1:   To vote as the Board of Directors recommends, press 1

OPTION 2:   To vote against, press 2

OPTION 3:   To abstain, press 3

 . Your vote will be confirmed and cast as you direct

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---------------
INTERNET VOTING   Available only until 5:00 p.m. Pacific time on [date which is
---------------   1 day prior to the meeting], 2000.



 . Visit our Internet voting website at [insert website]

 . Enter the Company Number AND Control Number shown below and follow the instructions on your screen

 . You will incur only your usual Internet charges.



--------------
VOTING BY MAIL
--------------

 . Simply sign and date your proxy and return it in the postage-paid envelope.
  No additional postage is necessary if such envelope is mailed in the United States.

          ----------------       -----------------
           COMPANY NUMBER         CONTROL NUMBER
          ----------------       -----------------

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                TO VOTE BY MAIL, PLEASE DETACH PROXY HERE